UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

FORTEGRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 West Bay Street, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 7, 2011, South Bay Acceptance Corporation (“South Bay”), an indirect wholly-owned subsidiary of Fortegra Financial Corporation (“Fortegra”), terminated the Forty Million Dollar Loan and Security Agreement, dated as of June 10, 2010 (the “Loan Agreement”), by and between South Bay, as borrower, and Wells Fargo Capital Finance, LLC (“Wells Fargo”), as lender. In connection with the termination of the Loan Agreement, the General Continuing Guaranty, dated as of June 10, 2010, by Fortegra, as guarantor, in favor of Wells Fargo, and the Servicing and Management Agreement, dated as of June 10, 2010, by and between South Bay and Wells Fargo were also terminated. Upon termination, South Bay paid the fees and expenses owing under the Loan Agreement, including interest on the Minimum Funding Amount (as defined in the Loan Agreement), unused line fees and monthly loan administration fees.

The Loan Agreement was not drawn upon at the time of termination and Fortegra will continue to utilize alternative means to fund South Bay's premium finance business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: February 11, 2011
By: /s/ John G. Short
_________________________________________
Name: John G. Short
Title: General Counsel and Secretary